PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)
(To Prospectus dated October 25, 2004)          REGISTRATION NO.  333-54662




                                [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Retail HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                  Primary
                                                                                     Share        Trading
                              Name of Company                         Ticker        Amounts        Market
          ------------------------------------------------------ ---------------- ----------- ----------------
           Albertson's, Inc.                                           ABS             8            NYSE
           Amazon.com, Inc.                                            AMZN            7           NASDAQ
           Best Buy Co., Inc.                                          BBY             6            NYSE
           Costco Wholesale Corporation                                COST            8           NASDAQ
           CVS Corporation                                             CVS             7            NYSE
           Federated Department Stores                                  FD             4            NYSE
           Kohl's Corporation                                          KSS             6            NYSE
           Limited Brands, Inc.                                        LTD             8            NYSE
           Lowe's Companies, Inc.                                      LOW            14            NYSE
           RadioShack Corporation                                      RSH             3            NYSE
           Safeway Inc.                                                SWY             9            NYSE
           Sears, Roebuck and Co.                                       S              6            NYSE
           Target Corporation                                          TGT            16            NYSE
           The Gap, Inc.                                               GPS            16            NYSE
           The Home Depot, Inc.                                         HD            40            NYSE
           The Kroger Co.                                               KR            15            NYSE
           The May Department Stores Company                           MAY             6            NYSE
           The TJX Companies, Inc.                                     TJX            10            NYSE
           Walgreen Co.                                                WAG            19            NYSE
           Wal-Mart Stores, Inc.                                       WMT            36            NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.